Exhibit 99.1

TurboChef Provides Update on Filings and Continued Listing

Atlanta, Georgia, August 30, 2007 - TurboChef Technologies, Inc. (NASDAQ: OVEN) today announced an update on its SEC filings and continued Nasdaq listing status.

The Company earlier disclosed that it has received determination letters from the staff of The Nasdaq Stock Market relating to the Company’s failure to timely file its Annual Report on Form 10-K for 2006 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2007. The Company’s common stock is subject to potential delisting from The Nasdaq Stock Market because of these filing delinquencies. On June 29, 2007 the Company reported that it had been granted its request for continued listing, subject to certain conditions, including that the Company file its 2006 Form 10-K and first quarter report on or before August 31, 2007.

Although the Company is diligently continuing its efforts to complete its previously announced review of historic stock option grant practices, after consultation with its independent registered public accounting firm, Ernst & Young LLP, the Company recently added additional investigative and analytical tasks that were not contemplated in the Company’s initial plan of compliance, and as a result the Company will have to delay the filing of the Company’s delinquent reports and all required restatements until after August 31, 2007. The additional work relates to the time period between 1994, the year of the Company’s initial public offering, and the change of control in 2003 and involves stock options awarded under the Company’s prior management.

The Company has made a request to the Nasdaq Listing Qualifications Panel (the “Panel”) for a further extension of time to permit continued trading of the Company’s common shares while the Company completes the additional work and Ernst & Young completes its audit activities. The Company intends to file its restated financial statements and information, as well as the annual and quarterly reports as soon as is practicable following completion of these tasks. Under Nasdaq rules, the Panel has the discretion to extend the Company’s time to satisfy the filing requirements to September 24, 2007 or an earlier date of its choosing. There can be no assurance that the Panel will grant the Company’s request for continued listing for an extended time period.

About TurboChef Technologies, Inc.

TurboChef Technologies, Inc. is a leading provider of equipment, technology and services focused on the high-speed preparation of food products for the worldwide commercial primary cooking equipment market and is developing equipment for residential markets through the application of its high-speed cooking technologies. TurboChef’s user-friendly speed cook ovens employ proprietary combinations of heating technologies to cook a variety of food products at speeds faster than, and to quality standards that it believes are comparable or superior to, that of conventional heating methods. The address of TurboChef’s principal executive offices is Six Concourse Parkway, Suite 1900, Atlanta, GA 30328. Visit TurboChef at www.turbochef.com.

For more information, contact:

James A. Cochran
Senior Vice President and Chief Financial Officer
TurboChef Technologies, Inc.
Six Concourse Parkway
Suite 1900
Atlanta, Georgia 30328
(678) 987-1700

Forward-Looking Statements

Certain statements in this release, and other written or oral statements made by or on behalf of TurboChef, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, guidance, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the uncertainty of market acceptance and demand for the Company’s products, the ability to obtain additional financing necessary to expand operations, the uncertainty of consumer acceptance of new products or technologies that may be offered by TurboChef, the dependence on a limited number of customers, relationships with and dependence on third-party equipment manufacturers and suppliers, impact of competitive products and pricing, uncertainties related to the time and expenditures needed by the Company to complete its investigation regarding the Company’s stock option grants and practices, whether or not the investigation would lead to discovery of additional accounting errors or other adverse facts, the results of government inquiries and possible regulatory action or private litigation, whether The Nasdaq Stock Market will continue permitting the trading of the Company’s common stock under an exception to Marketplace Rule 4310(c)(14) relating to the Company’s failure to file certain periodic reports with the SEC, when the Company will be able to file any future SEC reports, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “looking forward,” “believe,” “expect,” “likely,” “should” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statement was made. TurboChef Technologies, Inc. undertakes no obligation to publicly update any forward-looking statements, whether as a result of future events, new information or otherwise.